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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders


of Cablevision:



     We consent to the incorporation by reference in the registration statement No. 33-64127 on Form S-3, as amended, of TCI Communications, Inc. and Tele-Communications, Inc. of our report dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. and TCI Communications, Inc. dated April 20, 1995, as amended, and to the reference to our firm under the heading "Experts" in the registration statement.



KPMG FINSTERBUSCH PICKENHAYN SIBILLE



Juan Carlos PickenHayn


Partner



Buenos Aires, Argentina


January 9, 1996